UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2011

Capital Growth Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 S. Wacker, Suite 1650, Chicago, Illinois 60606
(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Capital Growth Systems, Inc. (CGSYQ.OB) (the “Company”), together with its wholly owned subsidiaries Global Capacity Direct, LLC, Global Capacity Group, Inc., CentrePath, Inc., FNS 2007, Inc., 20/20 Technologies, Inc., 20/20 Technologies I, LLC, Global Capacity Holdco, LLC, Nexvu Technologies, LLC, Capital Growth Acquisition, Inc. (each a “Debtor” and collectively with the Company, the “Debtors”) are presently subject to Bankruptcy Court proceedings in the U.S. Bankruptcy Court, District of Delaware.

On January 27, 2011, the United States Bankruptcy Court for the District of Delaware entered an order (“Sale Order”) approving the sale of substantially all of the assets of Global Capacity to Pivotal Global Capacity, LLC or its subsidiary, GC Pivotal, LLC (collectively, “Pivotal”), an affiliate of Pivotal Group, Inc.  Pivotal had previously acquired 100% of the secured debt of Global Capacity.  Global Capacity and Pivotal have now commenced seeking the federal and state telecom regulatory approvals necessary to effect a transfer of the assets and assumption of telecom services by Pivotal, and estimate completion of the process by April 30, 2011.  The sale is to close after regulatory approvals are obtained.  The assets being acquired include all shares of non-debtor Magenta netLogic Limited, UK, or alternatively all of that entity’s assets will be transferred to the Debtors in exchange for a release of inter-company debt before the Sale closing.

The sale of the assets to Pivotal will be effected pursuant to an Amended Asset Purchase Agreement (“APA”) in the form attached as an Exhibit to this Form 8-K, and as may be amended to incorporate: (i) the terms of the Sale Order, to the extent it supersedes the foregoing, and (ii) certain agreements with parties to executory contracts being addressed in follow-up stipulations and orders.  It contemplates the purchase of substantially all of the Debtors’ assets for a purchase price not to exceed $28,643,000, comprised of: (i) approximately $10,983,000, representing credit against the amount of estimated indebtedness on the debtor in possession facility through the closing date; (ii) not more than $8,660,000 representing sums necessary to fund cure amounts (including payments to mission critical vendors for certain pre-petition liabilities) and to fund priority claims and administrative expenses of the Debtors’ estate, including professional fees and amounts needed to wind down the estates; and (iii) $9,000,000 representing a credit bid amount against pre-petition secured loans; plus also the undertaking of Pivotal to assume certain agreed upon assumed liabilities of the Debtors.  The APA contemplates the retention of certain retained causes of action by the Debtors.

The Sale Order approved also addressed the settlement of certain of the larger mission critical vendor claims and provided for later resolution of certain remaining outstanding claims and contract assumption issues.

Item 9.01	Financial Statements and Exhibits

99.1  Sale Order Approving: (i) Bid of Pivotal Global Capacity, LLC or Subsidiary as Highest and Best Sole Qualifying Bid for the Purchase of Substantially All of Debtors’ Assets under and in conjunction with its Plan of Reorganization; and (ii) Consummation of the Sale Transaction with Pivotal Global Capacity, LLC or its Subsidiary, GC Pivotal, LLC.

99.2  Amended Asset Purchase Agreement among Debtors and Pivotal Global Capacity, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2011

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/Patrick C. Shutt
Patrick C. Shutt
CEO